CONSENT AND THIRD AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS CONSENT AND THIRD AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is made and entered into on October 8, 2018, by and among DELTA APPAREL, INC., a Georgia corporation ("Delta"), M. J. SOFFE, LLC, a North Carolina limited liability company ("Soffe"), CULVER CITY CLOTHING COMPANY, a Georgia corporation ("Culver City"), SALT LIFE, LLC, a Georgia limited liability company ("Salt Life"), DTG2GO, LLC, a Georgia limited liability company formerly known as Art Gun, LLC ("DTG2GO"; Delta, Soffe, Culver City, Salt Life, and DTG2GO, each individually, a "Borrower" and, collectively, "Borrowers"); the parties to the Credit Agreement (as defined below) from time to time as Lenders (each individually, a "Lender" and collectively, "Lenders"); and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association ("Wells Fargo"), in its capacity as agent for Lenders (together with its successors in such capacity, "Agent").
Recitals:
Borrowers, Agent and Lenders are parties to a certain Fifth Amended and Restated Credit Agreement dated as of May 10, 2016 (as at any time amended, restated, modified or supplemented, the "Credit Agreement"), pursuant to which Agent and Lenders have made certain loans and other financial accommodations available to Borrowers.
Borrowers have informed Agent and Lenders that DTG2GO intends to purchase certain assets from Silk Screen Ink, Ltd., an Iowa corporation d/b/a SSI Digital Print Services (the "SSI Acquisition"). Agent and Lenders are willing to consent to the SSI Acquisition on the terms and subject to the conditions set forth herein.
In addition, the parties desire to amend the Credit Agreement as hereinafter set forth.
NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
1.    Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.
2.    Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:
(a)    By deleting Section 2.6(a) of the Credit Agreement and by substituting the following in lieu thereof:
(a)    Interest Rates. Except as provided in Section 2.6(c), all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest as follows:
(i)    if the relevant Obligation is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, and
(ii)    otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

Notwithstanding anything to the contrary set forth herein, (A) to the extent that there are any Loans outstanding on any day, an amount of such Loans equal to the lesser of (x) the FILO Formula Amount and (y) the principal amount of the Loans outstanding on such day shall be deemed to be made in respect of the FILO Formula Amount, and (B) such Loans, if LIBOR Rate Loans are available hereunder, shall be LIBOR Rate Loans and bear interest at a per annum rate equal to the LIBOR Rate plus three and 1/2 percent (3.50%), and, otherwise, shall bear interest at a per annum rate equal to the Base Rate plus two and 1/2 percent (2.50%).
(b)    By adding the following new Section 2.12(f) to the Credit Agreement as follows:
(f)    LIBOR Unavailability.
(i)    In the event that Agent shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto), on any date for determining the LIBOR Rate for any Interest Period that deposits in the principal amounts and currencies of the Loans comprising such Borrowing of LIBOR Rate Loans are not generally available in the relevant market, then Agent shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to Administrative Borrower and Lenders of such determination. Thereafter, LIBOR Loans shall no longer be available until such time as Agent notifies Administrative Borrower and Lenders that the circumstances giving rise to such notice by Agent no longer exist (which notice Agent agrees to give at such time when such circumstances no longer exist), and any LIBOR Notice given by Administrative Borrower with respect to LIBOR Loans that have not yet been incurred shall be deemed rescinded by the Borrowers.
(ii)    Notwithstanding the foregoing, if Agent has made the determination described in the preceding paragraph because the supervisor for the administrator of the LIBOR Rate or a Governmental Authority having jurisdiction over Agent or any Lender has made a public statement identifying a specific date after which the LIBOR Rate shall no longer be used for determining interest rates for loans and which specifies the new rate that would be used in lieu thereof, and Administrative Borrower or Agent shall so request, Agent and Administrative Borrower shall negotiate in good faith to amend the definition of "LIBOR Rate" and other applicable provisions (including any appropriate adjustment to the Applicable Margin) to preserve the original intent thereof in light of such change (it being understood that (i) if, at any time, any rate is below zero under such amended definition, such rate shall be deemed to be zero at such time and (ii) any rate so amended will be determined giving due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time); provided, that until so amended, such Loans will be handled as otherwise provided pursuant to the terms of this Section 2.12. Notwithstanding anything to the contrary in Section 14.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as Agent shall not have received within five (5) days of the date notice of such amendment is provided to Lenders, a written notice from Required Lenders stating that such Required Lenders object to such amendment.

(c)    By deleting Section 4.18 of the Credit Agreement and by substituting the following in lieu thereof:
4.18    OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. No Borrower nor any of its Subsidiaries is in violation of any Sanctions. No Borrower nor any of its Subsidiaries nor, to the knowledge of such Borrower, any director, officer, employee, agent or Affiliate of such Borrower or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. Each Borrower and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each Borrower and its Subsidiaries, and to the knowledge of each such Borrower, each director, officer, employee, agent and Affiliate of each such Borrower and each such Subsidiary, is in compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. No proceeds of any Loan made or Letter of Credit issued hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any Sanction, Anti-Corruption Law or Anti-Money Laundering Law by any Person (including any Lender, Bank Product Provider, or other individual or entity participating in any transaction).
(d)    By deleting Section 5.19 of the Credit Agreement and by substituting the following in lieu thereof:
5.19    OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. Each Borrower will, and will cause each of its Subsidiaries to comply with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each Borrower and its Subsidiaries shall implement and maintain in effect policies and procedures designed to ensure compliance by Borrowers and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each Borrower shall and shall cause their respective Subsidiaries to comply with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.
(e)    By adding a new Section 5.20 to the Credit Agreement as follows:
5.20    Certificate of Beneficial Ownership and Other Additional Information. Promptly following any request therefor, information and documentation reasonably requested by Agent or any Lender for purposes of compliance with applicable "know your customer" requirements under the Patriot Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.
(f)    By deleting Section 6.11 of the Credit Agreement and by substituting the following in lieu thereof:
6.11    Use of Proceeds. Each Borrower will not, and will not permit any of its Subsidiaries to, use the proceeds of any Loan made hereunder for any purpose other than (a) on the Closing Date, (i) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing under or in connection with the Existing Credit Facility, and (ii) to pay the fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, in each case, as set forth in the Flow of Funds Agreement, and (b) thereafter, consistent with the terms and conditions hereof, for their lawful and permitted purposes; provided, that (x) no part of the proceeds of the Loans will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors, (y) no part of the proceeds of any Loan or Letter of Credit will be used, directly or indirectly, to make any payments to a Sanctioned Entity or a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Entity or a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Entity or a Sanctioned Person, or in any other manner that would result in a violation of Sanctions by any Person, and (z) that no part of the proceeds of any Loan or Letter of Credit will be used, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws.
(g)    By deleting Section 17.11 of the Credit Agreement and by substituting the following in lieu thereof:

17.11    Patriot Act; Due Diligence. Each Lender that is subject to the requirements of the Patriot Act hereby notifies Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Patriot Act. In addition, Agent and each Lender shall have the right to periodically conduct due diligence on all Borrowers, their senior management and key principals and legal and beneficial owners. Each Borrower agrees to cooperate in respect of the conduct of such due diligence and further agrees that the reasonable costs and charges for any such due diligence by Agent shall constitute Lender Group Expenses hereunder and be for the account of Borrowers.
(h)    By adding the following new definitions of "Anti-Corruption Laws," "Anti-Money Laundering Laws," "Beneficial Ownership Regulation," "Commodity Exchange Act," "Excluded Swap Obligation," "FCPA," "FILO Formula Amount," "FILO Maximum Amount," "Other Taxes," "Sanctions," "SSI," "SSI Purchase Agreement," "SSI Subordination Agreement," "Swap Obligation" and "Third Amendment Date" to Schedule 1.1 to the Credit Agreement in proper alphabetical order as follows, respectively:

"Anti-Corruption Laws" means the FCPA, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery, money laundering or corruption in any jurisdiction in which any Borrower or any of its Subsidiaries or Affiliates is located or is doing business.
"Anti-Money Laundering Laws" means the applicable laws or regulations in any jurisdiction in which any Borrower or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.
"Beneficial Ownership Regulation" means 31 C.F.R. § 1010.230

"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
"Excluded Swap Obligation" means, with respect to any Borrower, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Borrower of (including by virtue of the joint and several liability provisions of Section 2.15), or the grant by such Borrower of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Borrower's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Borrower or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.
"FCPA" means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
"FILO Formula Amount" means, as of any date of determination, the lesser of (a) the FILO Maximum Amount on such date, and (b) the sum of (i) five percent (5%) of the amount of Eligible Accounts plus (ii) the lesser of (A) five percent (5%) of the Value of Eligible Finished Goods Inventory, Eligible Raw Material Inventory, and Eligible In-Transit Inventory, and (B) five percent (5%) of the Net Orderly Liquidation Value of Eligible Finished Goods Inventory, Eligible Raw Material Inventory, and Eligible In-Transit Inventory.
"FILO Maximum Amount" means (a) on and after the Third Amendment Date through (and including) March 31, 2020, $7,000,000, (b) on and after April 1, 2020 through (and including) April 30, 2020, $6,000,000, (c) on and after May 1, 2020 through (and including) May 31, 2020, $5,000,000, (d) on and after June 1, 2020 through (and including) June 30, 2020, $4,000,000, (e) on and after July 1, 2020 through (and including) July 31, 2020, $3,000,000, (f) on and after August 1, 2020 through (and including) August 31, 2020, $2,000,000, (g) on and after September 1, 2020 through (and including) September 30, 2020, $1,000,000, and (h) on and after October 1, 2020, $0.
"Sanctions" means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) Her Majesty's Treasury of the United Kingdom, or (d) any other Governmental Authority with jurisdiction over any member of Lender Group or any Borrower or any of their respective Subsidiaries or Affiliates.

"SSI" shall mean Silk Screen Ink, Ltd., an Iowa corporation d/b/a SSI Digital Print Services.
"SSI Purchase Agreement" shall mean that certain Asset Purchase Agreement among DTG2GO, SSI, and Jay A. Butterfield, an individual resident of the state of Iowa, dated the Third Amendment Date.
"SSI Subordination Agreement" shall mean that certain Debt Subordination Agreement dated the Third Amendment Date, among SSI, DTG2GO and Agent.
"Swap Obligation" means, with respect to any Borrower, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act.
"Third Amendment Date" means October 8, 2018.
(i)    By deleting the definitions of "Base Rate," "Borrowing Base," "Cash Dominion Period," "Cash Dominion Trigger Event," "FATCA," "Federal Funds Rate," "Financial Covenant Trigger Event," "LIBOR Rate," "Loan Documents," "Obligations," "Sanctioned Entity" and "Sanctioned Person" set forth in Schedule 1.1 to the Credit Agreement and by substituting the following in lieu thereof, respectively:
"Base Rate" means the greatest of (a) the Federal Funds Rate plus ½%, (b) the LIBOR Rate (which rate shall be calculated based upon an Interest Period of one month and shall be determined on a daily basis), plus one percentage point, and (c) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate (and, if any such announced rate is below zero, then the rate determined pursuant to this clause (c) shall be deemed to be zero).
"Borrowing Base" means, as of any date of determination, the result of:
(a)    85% of the amount of Eligible Accounts, less the amount, if any, of the Dilution Reserve, plus
(b)    the lesser of:
(i)    $87,000,000, or
(ii)    the lesser of (A) sixty percent (60%) of the Value of Eligible Finished Goods Inventory, Eligible Raw Material Inventory, and Eligible In-Transit Inventory; or (B) eighty-five percent (85%) of the Net Orderly Liquidation Value of such Eligible Inventory, plus
(c)    sixty-five percent (65%) of the appraised fair market value (based on the most recent appraisal completed prior to the Closing Date that is in form, contains assumptions and utilizes methods acceptable to Agent and that is performed by an appraiser acceptable to Agent) of Eligible Real Property, which amount shall be reduced on the first day of each month, commencing June 1, 2016 by an amount equal to $137,718.75; plus
(d)    (i)    at any time prior to the first day of the month immediately following Agent's receipt of the New Equipment Appraisal, $4,087,751, which amount shall be reduced on the first day of each month, commencing June 1, 2016 by an amount equal to $77,127.38, and (ii) at any time on and after the first day of the month immediately following Agent's receipt of the New Equipment Appraisal, eighty-five percent (85%) multiplied by the Net Orderly Liquidation Value of the Eligible Equipment of Borrowers (based on New Equipment Appraisal), which amount shall be reduced on the first day of each month, commencing on the first day of the second month immediately following Agent's receipt of the New Equipment Appraisal, by an amount equal to 1/84th of the Net Orderly Liquidation Value of the Eligible Equipment of Borrowers (based on New Equipment Appraisal); plus
(e)    the FILO Formula Amount; minus
(f)    the aggregate amount of reserves, if any, established by Agent under Section 2.1(c) of the Agreement.
Notwithstanding anything to the contrary contained herein, the portion of the Borrowing Base on any date calculated with reference to Eligible Real Property and Eligible Equipment collectively, shall not exceed twenty percent (20%) of the Maximum Revolver Amount, and the aggregate amount of Adjusted Revolver Usage based on Eligible Inventory consisting of yarn classified as work-in-process outstanding at any time shall not exceed $2,500,000 at any time.
"Cash Dominion Period" means the period beginning on the date of a Cash Dominion Trigger Event and ending on the day on which Agent has reasonably determined that (a) no Event of Default exists, and (b) Borrowers have maintained Availability (without giving effect to the FILO Formula Amount) in an amount equal to or greater than twelve and one-half percent (12.5%) of the lesser of (i) the Borrowing Base and (ii) the Revolving Commitments, for a period of sixty (60) consecutive days.
"Cash Dominion Trigger Event" means (a) the occurrence of an Event of Default, or (b) Agent's reasonable determination that Availability (without giving effect to the FILO Formula Amount) is less than an amount equal to twelve and one-half percent (12.5%) of the lesser of (i) the Borrowing Base and (ii) the Revolving Commitments.
"Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it (and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero).

"Financial Covenant Trigger Event" means any date on which Alternate Excess Availability (without giving effect to the FILO Formula Amount) is less than 12.5% of the lesser of the Borrowing Base or the Maximum Revolver Amount or an Event of Default has occurred.
"LIBOR Rate" means the rate per annum as published by ICE Benchmark Administration Limited (or any successor page or other commercially available source as Agent may designate from time to time) as of 11:00 a.m., London time, two Business Days prior to the commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrowers in accordance with this Agreement (and, if any such published rate is below zero, then the rate determined pursuant to this clause (b) shall be deemed to be zero). Each determination of the LIBOR Rate shall be made by Agent and shall be conclusive in the absence of manifest error.
"Loan Documents" means the Agreement, the Control Agreements, the Copyright Security Agreement, any Borrowing Base Certificate, the Fee Letter, the Guaranty and Security Agreement, any Issuer Documents, the Letters of Credit, the Mortgages, the Patent Security Agreement, the Trademark Security Agreement, the Art Gun Subordination Agreement, the Salt Life Subordination Agreement, the DTG2GO Subordination Agreement, the SSI Subordination Agreement, any note or notes executed by Borrowers in connection with the Agreement and payable to any member of the Lender Group, and any other instrument or agreement entered into, now or in the future, by any Borrower or any of its Subsidiaries and any member of the Lender Group in connection with the Agreement.
"Obligations" means (a) all loans (including the Revolving Loans (inclusive of Extraordinary Advances and Swing Loans)), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Loan Account pursuant to this Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any Borrower arising out of, under, pursuant to, in connection with, or evidenced by this Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any Borrower is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all Bank Product Obligations; provided, that, anything to the contrary contained in the foregoing notwithstanding, the Obligations shall exclude any Excluded Swap Obligation. Without limiting the generality of the foregoing, the Obligations of Borrowers under the Loan Documents include the obligation to pay (i) the principal of the Revolving Loans, (ii) interest accrued on the Revolving Loans, (iii) the amount necessary to reimburse Issuing Bank for amounts paid or payable pursuant to Letters of Credit, (iv) Letter of Credit commissions, fees (including fronting fees) and charges, (v) Lender Group Expenses, (vi) fees payable under this Agreement or any of the other Loan Documents, and (vii) indemnities and other amounts payable by any Borrower under any Loan Document. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.
"Sanctioned Entity" means (a) a country or territory or a government of a country or territory, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly controlled by a country or territory or its government, or (d) a Person resident in or determined to be resident in a country or territory, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC.
"Sanctioned Person" means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC's consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.
3.    Consent to SSI Acquisition. Subject to the satisfaction of the conditions precedent set forth in Section 9 hereof, Agent and Lenders consent to the SSI Acquisition. For avoidance of doubt, Borrowers do not have to satisfy any conditions set forth in the definition of Permitted Acquisition with respect to the SSI Acquisition.
4.    Ratification and Reaffirmation. Each Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Borrower's covenants, duties, indebtedness and liabilities under the Loan Documents.
5.    Acknowledgments and Stipulations. Each Borrower acknowledges and stipulates that the Credit Agreement and the other Loan Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower); the security interests and Liens granted by such Borrower in favor of Agent are duly perfected, first priority security interests and Liens; and, as of the close of business on October 8, 2018, the unpaid principal amount of the Revolver Loans totaled $90,841,820.67, and the undrawn face amount of all Letters of Credit totaled $425,000.00.
6.    Representations and Warranties. Each Borrower represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrower; and all of the representations and warranties made by such Borrower in the Credit Agreement are true and correct on and as of the date hereof.

7.    Reference to Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
8.    Breach of Amendment. This Amendment shall be part of the Credit Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.
9.    Conditions Precedent. The effectiveness of the amendments contained in Section 2 hereof and the consent contained in Section 3 hereof are subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Agent, unless satisfaction thereof is specifically waived in writing by Agent:
(a)    All requisite corporate action and proceedings in connection with the transactions contemplated by this Amendment shall be satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or Governmental Authorities;
(b)    Agent's receipt of duly executed counterparts to this Amendment and the other Loan Documents and all instruments and documents to be entered into in connection herewith from the applicable Borrowers and Lenders, including the SSI Subordination Agreement; and
(c)    Agent shall have reviewed and found satisfactory the terms and conditions of the SSI Acquisition and received true, correct and complete copies of each agreement, document and instrument entered into by any Borrower in connection therewith, certified as such by a responsible officer of each Borrower.
10.    Expenses of Agent. Borrowers agree to pay, on demand, all costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent's legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.
11.    Effectiveness; Governing Law. This Amendment shall be effective upon acceptance by Agent and Lenders (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia.
12.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
13.    No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement as herein modified shall continue in full force and effect.
14.    Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.

Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.
15.    Further Assurances. Each Borrower agrees to take such further actions as Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.
16.    Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.
17.    Release of Claims. To induce Agent and Lenders to enter into this Amendment, each Borrower hereby releases, acquits and forever discharges Agent and Lenders, and all officers, directors, agents, employees, successors and assigns of Agent and Lenders, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Borrower now has or ever had against Agent or any Lender arising under or in connection with any of the Loan Documents or otherwise. Each Borrower represents and warrants to Agent and Lenders that such Borrower has not transferred or assigned to any Person any claim that such Borrower ever had or claimed to have against Agent or any Lender.
18.    Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.
[Remainder of page intentionally left blank; signatures appear on following pages.]
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

BORROWERS:

DELTA APPAREL, INC.

By:/s/ Deborah H. Merrill Name: Deborah H. Merrill Title: V.P. and CFO

M.J. SOFFE, LLC

By:/s/ Deborah H. Merrill Name: Deborah H. Merrill Title: V.P. and CFO

CULVER CITY CLOTHING COMPANY

By:/s/ Deborah H. Merrill Name: Deborah H. Merrill Title: V.P. and CFO

SALT LIFE, LLC

By:/s/ Deborah H. Merrill Name: Deborah H. Merrill Title: V.P. and CFO

DTG2GO, LLC, f/k/a Art Gun, LLC

By:/s/ Deborah H. Merrill Name: Deborah H. Merrill Title: V.P. and CFO

[Signatures continued on following page.]

AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:/s/ Ryan C. Tozier Name: Ryan C. Tozier Title: Vice President

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:/s/ Ryan C. Tozier Name: Ryan C. Tozier Title: Vice President

[Signatures continued on following page.]

REGIONS BANK

By:/s/ Elizabeth L. Schoen Name: Elizabeth L. Schoen Title: Sr. Vice President

[Signatures continued on following page.]

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Alex M. Council Name: Alex M. Council Title: Vice President